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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 29, 2001, with respect to the consolidated financial statements of Discount Auto Parts, Inc., included in Amendment No. 1 to the Registration Statement (Form S-4) and the related Proxy Statement and Prospectus of Advance Auto Parts, Inc., for the registration of 4,305,632 shares of its common stock.


                                          /s/ Ernst & Young LLP


Tampa, Florida

October 12, 2001